Proxy Voting Results

A special meeting of the fund's shareholders was held on April 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	5,733,332,096.96	79.506
Against	1,101,900,754.51	15.280
Abstain	290,226,743.09	4.025
Broker Non-Votes	85,743,565.56	1.189
TOTAL	7,211,203,160.12	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	6,892,332,738.84	95.578
Withheld	318,870,421.28	4.422
TOTAL	7,211,203,160.12	100.000
Ralph F. Cox
Affirmative	6,882,315,606.74	95.439
Withheld	328,887,553.38	4.561
TOTAL	7,211,203,160.12	100.000
Laura B. Cronin
Affirmative	6,880,811,550.36	95.418
Withheld	330,391,609.76	4.582
TOTAL	7,211,203,160.12	100.000
Robert M. Gates
Affirmative	6,887,483,173.36	95.511
Withheld	323,719,986.76	4.489
TOTAL	7,211,203,160.12	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	6,886,148,619.46	95.492
Withheld	325,054,540.66	4.508
TOTAL	7,211,203,160.12	100.000
Abigail P. Johnson
Affirmative	6,864,733,447.98	95.195
Withheld	346,469,712.14	4.805
TOTAL	7,211,203,160.12	100.000
Edward C. Johnson 3d
Affirmative	6,862,922,095.94	95.170
Withheld	348,281,064.18	4.830
TOTAL	7,211,203,160.12	100.000
Donald J. Kirk
Affirmative	6,885,864,179.00	95.488
Withheld	325,338,981.12	4.512
TOTAL	7,211,203,160.12	100.000
Marie L. Knowles
Affirmative	6,893,357,743.67	95.592
Withheld	317,845,416.45	4.408
TOTAL	7,211,203,160.12	100.000
Ned C. Lautenbach
Affirmative	6,893,877,983.36	95.600
Withheld	317,325,176.76	4.400
TOTAL	7,211,203,160.12	100.000
Marvin L. Mann
Affirmative	6,885,633,341.18	95.485
Withheld	325,569,818.94	4.515
TOTAL	7,211,203,160.12	100.000
William O. McCoy
Affirmative	6,886,446,432.81	95.496
Withheld	324,756,727.31	4.504
TOTAL	7,211,203,160.12	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	6,883,572,713.71	95.457
Withheld	327,630,446.41	4.543
TOTAL	7,211,203,160.12	100.000
William S. Stavropoulos
Affirmative	6,890,488,924.39	95.553
Withheld	320,714,235.73	4.447
TOTAL	7,211,203,160.12	100.000
* Denotes trust-wide proposals and voting results.